                                                                      EXHIBIT 12

                                  VENCOR, INC.
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                 (IN THOUSANDS)

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                            SIX MONTHS
                          ENDED JUNE 30,             YEAR ENDED DECEMBER 31,
                         ----------------- --------------------------------------------
                             1997     1996     1996     1995     1994     1993     1992
                         -------- -------- -------- -------- -------- -------- --------
Earnings:
 Income from operations
  before income taxes... $117,927 $ 95,082 $ 83,180 $ 32,364 $132,920 $ 79,065 $(69,363)
 Fixed charges, exclu-
  sive of capitalized
  interest..............   44,515   36,988   70,431   84,917   85,930   95,817   88,688
                         -------- -------- -------- -------- -------- -------- --------
                         $162,442 $132,070 $153,611 $117,281 $218,850 $174,882 $ 19,325
                         -------- -------- -------- -------- -------- -------- --------
Fixed Charges:
 Interest............... $ 31,334 $ 24,621 $ 45,922 $ 60,918 $ 62,828 $ 73,559 $ 62,532
 Amortization of de-
  ferred loan costs.....      989    1,037    1,538    2,073    1,054      950      875
 Interest portion of
  rent expense..........   12,192   11,330   22,971   21,926   22,048   21,308   25,281
                         -------- -------- -------- -------- -------- -------- --------
 Fixed charges, exclu-
  sive of capitalized
  interest..............   44,515   36,988   70,431   84,917   85,930   95,817   88,688
 Capitalized interest...    4,687      950    2,788    1,100      918      690      112
                         -------- -------- -------- -------- -------- -------- --------
                         $ 49,202 $ 37,938 $ 73,219 $ 86,017 $ 86,848 $ 96,507 $ 88,800
                         ======== ======== ======== ======== ======== ======== ========
Ratio of earnings to
 fixed charges..........      3.3      3.5      2.1      1.4      2.5      1.8      0.2
                         ======== ======== ======== ======== ======== ======== ========
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